UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 6, 2026, shareholders of Brown & Brown, Inc. (the "Company") approved an amendment to the Brown & Brown, Inc. 2019 Stock Incentive Plan (the “SIP”) to increase the number of shares available for issuance under the SIP by 6,900,000 shares and extend the term of the SIP. The Compensation Committee of the Company's Board of Directors previously approved the amendment to the SIP, subject to approval by the Company’s shareholders. A brief summary of the SIP was included as part of Proposal 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2026 (the “Proxy Statement”). The summary of the SIP contained in the Proxy Statement is incorporated by reference into this Item 5.02. Such description does not purport to be complete, and is qualified in its entirety by reference to the full text of the SIP, as amended, which is filed as Exhibit 10.1 to this report and is incorporated in response to this Item by reference thereto. The related shareholder vote is described under Item 5.07, below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2026, the Company held its Annual Meeting of Shareholders (the “Meeting”). Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 339,559,191 shares were outstanding and entitled to vote as of March 2, 2026 (the record date for the Meeting). Of this amount 306,507,079 shares, representing approximately 90.27% of the total number of shares outstanding, were represented in person or by proxy, constituting a quorum for the transaction of business, and were voted at the Meeting.

At the Meeting, shareholders elected J. Hyatt Brown, J. Powell Brown, Lawrence L. Gellerstedt III, Theodore J. Hoepner, James S. Hunt, Toni Jennings, Joia M. Johnson, Paul J. Krump, Timothy R.M. Main, Bronislaw E. Masojada, Jaymin B. Patel, H. Palmer Proctor, Jr., Wendell S. Reilly, and Kathleen A. Savio to serve as directors until the next annual meeting of shareholders and until their respective successors are elected and qualified.

The table below sets out the number of votes cast for, and votes withheld from, each director:

Directors	Votes For	Votes Withheld	Broker Non-Votes
J. Hyatt Brown	275,032,720	9,251,741	22,222,618
J. Powell Brown	282,586,622	1,697,839	22,222,618
Lawrence L. Gellerstedt III	279,428,055	4,856,406	22,222,618
Theodore J. Hoepner	273,431,924	10,852,537	22,222,618
James S. Hunt	276,455,079	7,829,382	22,222,618
Toni Jennings	273,662,627	10,621,834	22,222,618
Joia M. Johnson	281,805,774	2,478,687	22,222,618
Paul J. Krump	283,223,881	1,060,580	22,222,618

Timothy R.M. Main	277,030,963	7,253,498	22,222,618
Bronislaw E. Masojada	283,141,804	1,142,657	22,222,618
Jaymin B. Patel	282,074,163	2,210,298	22,222,618
H. Palmer Proctor, Jr.	259,499,982	24,784,479	22,222,618
Wendell S. Reilly	273,627,746	10,656,715	22,222,618
Kathleen A. Savio	283,220,817	1,063,644	22,222,618

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2026. Of the shares voted, 290,036,120 voted in favor, 16,369,254 voted against, and 101,705 abstained.

The shareholders approved, on an advisory basis, the compensation of the Named Executive Officers. Of the shares voted, 240,765,556 voted in favor, 42,472,512 voted against, and 1,046,377 abstained. There were also 22,222,634 broker non-votes.

The shareholders approved the amendment to the SIP to increase the aggregate number of shares available for issuance under the SIP by 6,900,000 shares and extend the term of the SIP. Of the shares voted, 281,520,155 voted in favor, 2,432,780 voted against, and 331,512 abstained. There were also 22,222,632 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

10.1 Amended and Restated Brown & Brown, Inc. 2019 Stock Incentive Plan

104 Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	May 7, 2026	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary